Press Release
FOR IMMEDIATE RELEASE
Contact: Michael D. Devlin
                            Guy Hackney
 Telephone: (609) 465-5600

CAPE BANCORP, INC.
ANNOUNCES CASH DIVIDEND

Cape May Court House, NJ – (Marketwire) – October 22, 2013 – On October 21, 2013, the Board of Directors of Cape Bancorp, Inc. (NASDAQ Global Select: CBNJ) declared a quarterly cash dividend of $0.06 per common share, a $.01 increase per share.  The dividend will be payable to shareholders of record as of the close of business on November 4, 2013 and is expected to be paid on November 18, 2013.

Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company’s or Cape Bank’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as “expects,” “subject,” “believe,” “will,” “intends,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s or Cape Bank’s control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or Cape Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.